UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2006

@Road, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31511	94-3209170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47071 Bayside Parkway, Fremont, CA 94538

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code 510-668-1638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On July 26, 2006, on behalf of @Road, Inc. (the “Company”), the Company’s Chief Financial Officer determined that investors should not rely on the Company’s (a) consolidated financial statements for the period ended December 31, 2005 and the report thereon of the Company’s independent registered public accountants, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 22, 2006 and (b) condensed consolidated financial statements for the period ended March 31, 2006, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2006. In the course of preparing its federal income tax returns for 2005 during the quarter ended June 30, 2006, the Company identified errors resulting from the improper treatment of certain interest on government home loan securities as tax-exempt when the interest was in fact taxable. As a result, the Company intends to amend both its Annual Report for the year ended December 31, 2005 and its Quarterly Report for the interim period ended March 31, 2006 on or prior to August 8, 2006.

The Company’s Chief Financial Officer and the Company’s Audit Committee Chairperson have discussed the matters disclosed in this Report on Form 8-K with the Company’s independent registered public accounting firm.

The statements made herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our expectations, objectives and future operations. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, including but not limited to the possibility that the Company may be unable to complete its review of the matters set forth herein in a sufficiently timely manner to enable it to file its amendment to Form 10-K and/or its amendment to Form 10-Q on or before August 8, 2006, as well as those factors described in the Company’s Report on Form 10-Q for the period ended March 31, 2006, which document is on file with the Securities and Exchange Commission and available at its website at www.sec.gov. These forward-looking statements are made only as of the date of this Report.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

@Road, Inc.
(Registrant)

Date: August 1, 2006	By:	/s/ Krish Panu
Krish Panu
Chief Executive Officer